[Logo of CBRL Group, Inc.]

                                                             Post Office Box 787
                                                             Lebanon, Tennessee
                                                                      37088-0787
                                                             Phone 615.443.9869

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CBRL GROUP, INC.
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                                                Contact:  Lawrence E. White
                                                          Senior Vice President/
                                                          Finance and Chief
                                                          Financial Officer
                                                          (615) 443-9869

          CBRL GROUP, INC. REPORTS JUNE SALES AND COMMENTS ON EARNINGS
                 GUIDANCE FOR THE FOURTH QUARTER OF FISCAL 2005

LEBANON,  Tenn.  (June 28, 2005) -- CBRL Group,  Inc. (the  "Company")  (NASDAQ:
CBRL) today reported comparable store sales for the four-week period ending June 24, 2005. It also commented on its earnings guidance for its fourth fiscal quarter of 2005.

         The Company reported that comparable store restaurant sales for the four weeks ending Friday, June 24, 2005 in its Cracker Barrel Old Country Store(R) ("Cracker Barrel") units were up 3.3% from the comparable period last year, with an approximately 4.0% higher average check, including approximately 4.1% higher menu pricing. Cracker Barrel comparable store retail sales in June were down 3.1%. Comparable restaurant sales in the Company's Logan's Roadhouse(R) ("Logan's") restaurants in June were up 1.9%, with an approximately 2.2% higher average check, including approximately 2.5% higher menu pricing.

         The Company urges caution in considering its current trends and the earnings guidance disclosed in this press release. The restaurant industry is highly competitive, and trends and guidance are subject to numerous factors and influences, some of which are discussed in the cautionary language at the end of this press release. The Company disclaims any obligation to update disclosed information on trends or targets other than in its periodic filings on Forms 10-K, 10-Q, and 8-K with the Securities and Exchange Commission.

         The Company also commented on its guidance for the fourth fiscal quarter of 2005, which ends on July 29, 2005. The Company's current expectations for total revenue and diluted net income per share for the fourth quarter are at the low end of the range provided in the Company's previously-disclosed guidance (previous guidance issued on May 19, 2005, was for revenue growth of 9-11% from the fourth fiscal quarter of 2004 and diluted net income per share of $0.73-$0.76).

         Headquartered in Lebanon, Tennessee, CBRL Group, Inc. operates 529 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 124 company-operated and 23 franchised Logan's Roadhouse restaurants in 18 states.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of CBRL Group, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform

                                     -MORE-

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Act  of  1995  and  should  be  evaluated  in  the  context  of  these  factors.
Forward-looking   statements   generally   can  be  identified  by  the  use  of
forward-looking   terminology  such  as  "assumptions,"   "target,"  "guidance,"
"outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe," "potential" or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence or general or regional economic weakness on sales and customer travel activity; the ability of the Company to identify, acquire and sell successful new lines of retail merchandise and to successfully introduce new restaurant offerings and menu changes; the effects of plans intended to improve operational execution and performance; competitive marketing and operational initiatives; the effects of increased competition at Company locations on sales and on labor recruiting, cost, and retention; the availability and cost of acceptable sites for development and the Company's ability to identify such sites; workers' compensation, group health, facilities, utility and commodity price changes; changes in foreign exchange rates affecting the Company's future retail inventory purchases; increases in construction costs; consumer behavior based on concerns over nutritional or safety aspects of
the  Company's   products  or  restaurant   food  in  general;   changes  in  or
implementation of additional governmental or regulatory rules, regulations and interpretations affecting accounting, tax, wage and hour matters, health and
safety,  pensions,   insurance  or  other  undeterminable  areas;  practical  or psychological effects of terrorist acts or war and military or government responses; the ability of and cost to the Company to recruit, train, and retain qualified restaurant hourly and management employees; disruptions to the company's restaurant or retail supply chains; the actual results of pending or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; changes in accounting principles generally accepted in the United States of America or changes in capital market conditions that could affect valuations of restaurant companies in general or the Company's goodwill in particular; changes in interest rates affecting the Company's financing costs; and other factors described from time to time in the Company's filings with the SEC, press releases, and other communications.

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